Exhibit (j) under Form N-1A
                                                Exhibit 8 under Item 601/Reg S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-41004 on Form N-1A of our report dated April 19, 2005, relating to the financial statements of Federated Intermediate Government Fund, Inc., for the year ended February 28, 2005, and to the reference made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 2005